EXHIBIT 10.13

                 ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTEREST

     ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTEREST dated as of December 31, 2002 (this "Assignment") made by and among Zoom Telephonics, Inc. (together with its successors and assigns, the "Assignor") to each of Bruce M. Kramer Living Trust, Peter Kramer, Jewel Family Limited Partnership and Frank Manning (each, an "Assignee" and, collectively, the "Assignees"). Capitalized terms used but not defined herein shall have the meanings ascribed them in the Operating Agreement of Zoom Group, LLC (the "Company") , a Massachusetts limited liability company, dated as of March 29, 2002 (such agreement, as it may be amended supplemented or otherwise modified from time to time, the "Agreement").

                                    RECITALS

     (1) The Assignor is the owner of twenty (20) Units (as defined in the Agreement) of the Company representing its entire membership interest (the "Membership Interest") in the Company, as evidenced by the Agreement. Under the Agreement, the Assignor has certain rights, title and interest in and to the Company and the property and assets of the Company.

     (2) Pursuant to Section 9.07 of the Agreement, the Assignor has the right to sell to the Assignees, and the Assignees shall be obligated to buy, its entire Membership Interest in the Company (the "Zoom Option"), at the aggregate price as determined in accordance with Section 9.07.

     (3) The Assignor has elected to exercise the Zoom Option in accordance with the terms of the Agreement and the parties have determined that the aggregate purchase price to be paid by the Assignees to the Assignor is $482,446 (the "Purchase Price") of which $472,857.00 is to be paid by the Assignees, and $9,
589.00 (representing the deposit interest) is to be paid by the Company, and other good and valuable consideration. The portion of the Purchase Price to be paid by each Assignee, and the portion of the Membership Interest purchased by such Assignee, is as set forth in Schedule A attached hereto. The Assignor and the Assignees shall execute and deliver this Assignment pursuant to the terms and conditions set forth therein, and such other documents, agreements and instruments necessary to effect the transactions contemplated hereby.

     NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

     Section 1. Assignment and Acceptance of Assigned Membership Interest. As of the Effective Date (as defined in Section 9), the Assignor hereby sells, transfers, conveys and assigns (collectively, the "Assignment") to the Assignees 100% of the Assignor's right, title and interest in and to the Membership Interest and of its rights under the Agreement, including, without limitation, all its (a) rights to receive moneys due and to become due under or pursuant to the Agreement, (b) rights to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Agreement, (c) claims for damages arising out of or for breach of or default under the Agreement, and (d) rights to perform thereunder and to compel performance, and otherwise exercise all rights and remedies thereunder. The Assignor's right, title and interest in the Membership Interest and of the Assignor's rights under the Agreement that are being assigned to the Assignees pursuant to this Agreement are hereinafter referred to as the "Assigned Membership Interest". Each Assignee, upon the execution of this Assignment, hereby accepts from the Assignor the portion of the Assigned Membership Interest being hereby assigned to it and agrees to become a successor member of the Company in the place and stead of the Assignor to the extent of the Assigned Membership Interest, to be bound by the terms and provisions of the Agreement and to assume all duties, responsibilities and obligations of the Assignor as a member of the Company now existing or arising on or after the Effective Date. Each Assignee assumes and agrees to hold the Assignor harmless from and against all obligations and liabilities of the Assignor arising with respect to the Assigned Membership Interest being hereby assigned hereunder, including without limitation and obligations of Assignor with respect to any loan agreements (including without limitation any guarantees thereof) entered into by and for the benefit of the Company or with respect to the Company's property. The Assignor and each Assignee intend for each Assignee to increase its respective existing membership interest in the Company.

     Section 2. Capital Account. On the Effective Date, the portion of all profits and losses, and all other items of income, gain, loss, deduction or credit, allocable to the portion of the Assigned Membership Interest assigned hereby to each Assignee shall be credited or charged, as the case may be, to such Assignee and such Assignee shall be entitled to the portion of all distributions, payments or other allocations payable in respect of its portion of the Assigned Membership Interest, regardless of the source of such distributions, payments or other allocations or the date on which they were earned.

     Section 3. Representations and Warranties. (a) The Assignor represents to the Assignee, as of the Effective Date, that:

          (i) This Assignment has been duly executed and delivered by the Assignor and is a valid and binding obligation of the Assignor, enforceable in accordance with its terms; and

          (ii) The Assignor is the sole owner of the Assigned Membership Interest free and clear of any liens, and each Assignee, upon consummation of the Assignment hereunder, shall acquire good title to its portion of the Assigned Membership Interest.

     (b) Each Assignee represents to the Assignor, as of the Effective Date, that:

          (i) This Assignment has been duly executed and delivered by the Assignees and is a valid and binding obligation of the Assignees, enforceable in accordance with its terms; and

          (ii) The Assignee is acquiring its portion of the Assigned Membership Interest for its own account for investment and not with a view to the distribution or resale thereof.

     Section 4. Filings. On or as soon as practicable after the Effective Date, each Assignee shall file and record or cause to be filed and recorded with all proper offices or agencies all documents and instruments required to effect the terms herein, if any, including, without limitation, this Assignment.

     Section 5. Future Assurances. The Assignor and each Assignee mutually agrees to cooperate at all times from and after the date hereof with respect to any of the matters described herein, and to execute such further agreements, deeds, bills of sale, assignments, releases, assumptions, notifications or other documents as may be reasonably requested for the purpose of giving effect to, evidencing or giving notice of the assignment evidenced hereby, including without limitation, an amendment or restatement of the Agreement, as determined by the Company, to reflect the transactions contemplated hereby. The Company and the Assignees agree to use good faith efforts to obtain confirmation of the release of the Assignor of any obligation of Assignor with respect to any loan with respect to the property or its condition.

     Section 6. Successors and Assigns. This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     Section 7. Modification and Waiver. No supplement, modification, waiver or termination of this Assignment or any provisions hereof shall be binding unless executed in writing by all parties hereto.

     Section 8. Counterparts. Any number of counterparts of this Assignment may be executed. Each counterpart will be deemed to be. an original instrument and all counterparts taken together will constitute one agreement. Delivery of an executed counterpart of a signature page to this Assignment by facsimile shall be as effective as delivery of a manually executed counterpart of this Assignment.

     Section 9. Effective Date. This Assignment will be binding and effective and will result in the assignment of the Assigned Membership Interest on the date first written above (the "Effective Date").

     Section 10. Governing Law. This Assignment will be governed by the laws of the Commonwealth of Massachusetts.

     Section 11. Lease Recovery. The Company and Zoom Telephonics, Inc. hereby agree that Zoom Telephonics will get 10% of the net proceeds, if any, received by the Company from Boston Corporate Art from now through the closing of all financial matters relating to Boston Corporate Art's lease at 27 Drydock. It is understood that the Company currently has a Boston Corporate Art deposit of approximately $44,000, and that this amount may go down from, for instance legal bills associated with Boston Corporate Art; and may go up from, for instance, payments by Boston Corporate Art to the Company or proceeds of any litigation relating to Boston Corporate Art. Zoom Telephonics understands that in no event will it be asked to contribute funds to the Company relative to Boston Corporate Art. .

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed and delivered as of the date first above set forth.


                                            Assignor

                                            ZOOM TELEPHONICS, INC.



                                            By: /s/ ROBERT A. CRIST
                                                --------------------------------
                                            Name:  ROBERT A. CRIST
                                            Title: VP FINANCE & CFO



                                            Assignees

                                            BRUCE M. KRAMER LIVING TRUST


                                            By: /s/ BRUCE M. KRAMER
                                                --------------------------------
                                            Name:  BRUCE M. KRAMER
                                            Title: TRUSTEE


                                            JEWEL FAMILY LIMITED PARTNERSHIP


                                            By: /s/ JEFF WALLACE
                                                --------------------------------

                                                /s/ FRANK MANNING
                                                --------------------------------
                                                Frank Manning

                                                /s/ PETER KRAMER
                                                --------------------------------
                                                Peter Kramer

                                     CONSENT


          The Board of Managers of ZOOM GROUP, LLC hereby consents to the execution and delivery by the Assignor of the foregoing Assignment and Assumption of Membership Interest and to any transfer of the Assigned Membership Interest pursuant to the terms therein and in accordance with the terms of the Agreement (as defined therein).


                                                /s/ PETER KRAMER
                                                --------------------------------
                                                Peter Kramer, Manager

                                                /s/ JEFF WALLACE
                                                --------------------------------
                                                Jeff Wallace, Manager

                                                         SCHEDULE A
--------------------------- ----------------------- ------------------- ---------------------- -----------------------

           Name               Units/Percentage        Purchase Price         Portion of          Units/Percentage
           ----               -----------------       --------------         -----------         ----------------
                              Interest prior to                         Membership Interest       Interest after
                              ------------------                        --------------------      --------------
                                  Assignment                                 Purchased               Assignment
--------------------------- ----------------------- ------------------- ---------------------- -----------------------
Bruce M. Kramer Living
Trust                            20 Units/20%           $118,214.25            5.0 Units            25.0 Units/25%
--------------------------- ----------------------- ------------------- ---------------------- -----------------------
Peter Kramer                     20 Units/20%           $118,214.25            5.0 Units            25.0 Units/25%
--------------------------- ----------------------- ------------------- ---------------------- -----------------------
Jewel Family Limited
Partnership                      20 Units/20%           $178,805.67            7.5 Units            27.5 Units/27.5%
--------------------------- ----------------------- ------------------- ---------------------- -----------------------
Zoom Telephonics, Inc.           20 Units/20%               N/A                  N/A                 0.0 Units/0%
--------------------------- ----------------------- ------------------- ---------------------- -----------------------
Frank Manning                    20 Units/20%           $ 57,622.83            2.5 Units            22.5 Units/22.5%
--------------------------- ----------------------- ------------------- ---------------------- -----------------------
Total:                          100 Units/100%          $472,857.00           20.0 Units           100.0 Units/100%
--------------------------- ----------------------- ------------------- ---------------------- -----------------------